Exhibit 99.A.5


                    CATALYST VIDALIA ACQUISITION CORPORATION

                                 BALANCE SHEETS

                                 (IN THOUSANDS)

                                    UNAUDITED

                                     ASSETS

                                                          December 31,   December 31,
                                                              2002           2001
                                                          ------------   ------------
Cash and cash equivalents                                  $     856      $   1,180
Prepaid expenses and other assets                                  5              6
Furniture and fixtures, net                                       19             27
Note receivable                                                  308            218
Investment in Catalyst Vidalia Holding Corporation           112,290        112,290
                                                           ---------      ---------
             Total assets                                  $ 113,478      $ 113,721
                                                           =========      =========


                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Accounts payable and accrued expenses                      $     250      $     250
Intercompany payable to The Catalyst Group, Inc.                 118            314
Intercompany tax account                                      14,117         14,117
                                                           ---------      ---------
             Total liabilities                                14,485         14,681
                                                           ---------      ---------

Stockholder's equity:
        Common stock                                              --             --
        Additional paid-in capital                           113,713        113,713
        Accumulated deficit                                  (14,720)       (14,673)
                                                           ---------      ---------
             Total stockholder's equity                       98,993         99,040
                                                           ---------      ---------

             Total liabilities and stockholders equity     $ 113,478      $ 113,721
                                                           =========      =========

                                                                      EXHIBIT A5


                    CATALYST VIDALIA ACQUISITION CORPORATION

                             STATEMENT OF OPERATIONS

                                 (IN THOUSANDS)

                                    UNAUDITED


                                                                 Year Ended
                                                                December 31,
                                                          ----------------------
                                                             2002        2001
                                                          --------     --------
Revenues:
        Management fees                                   $    545     $    564
        Investment income                                       25           63
                                                          --------     --------
          Total Revenues                                       570          627

Expenses:
        General and administrative                             617          643
         State taxes                                            --            3
                                                          --------     --------
          Total Expenses                                       617          646
                                                          --------     --------

Net loss                                                  $    (47)    $    (19)
                                                          ========     ========

Accumulated deficit beginning of year                     $(14,673)    $   (539)

Current year net loss                                          (47)         (19)

Prior period adjustment for tax sharing agreement               --      (14,115)
                                                          --------     --------

Accumulated deficit at end of year                        $(14,720)    $(14,673)
                                                          ========     ========

                                                                       EXHIBIT B


                            THE CATALYST GROUP, INC.

                      ORGANIZATION AS OF DECEMBER 31, 2002

                                         State of               Location of
Name                                     Incorporation          Business            Nature of Business
----                                     -------------          ---------------     ------------------

Ronald W. Cantwell                       N/A                    N/A                 100% ownership of The Catalyst Group, Inc.
  (Individual)

The Catalyst Group, Inc.                 Louisiana              Edison, NJ          100% ownership of Catalyst Vidalia Acquisition
                                                                                    Corporation.

Catalyst Vidalia Acquisition             Louisiana              Edison, NJ          100% ownership of Catalyst Vidalia Holding
  Corporation ("CVAC")                                                              Corporation and the sole member of Century
                                                                                    Power, LLC.

Century Power, LLC                       Louisiana              Edison, NJ          Owns 100% of the CVHC Participating Preferred
                                                                                    Stock

Catalyst Vidalia Holding                 Louisiana              Edison, NJ          100% ownership of Catalyst Vidalia Corporation
  Corporation ("CVHC")                                                              and the sole member of Vidalia Holding, LLC.

Vidalia Holding, LLC                     A Louisiana            Edison, NJ          Limited Partner of Catalyst Old River
                                         Limited Liability                          Hydroelectric Limited Partnership with a 25%
                                         Company                                    undivided interest.


Catalyst Vidalia Corporation             Louisiana              Edison, NJ          General Partner of Catalyst Old River
                                                                                    Hydroelectric Limited Partnership with 50%
                                                                                    undivided interest in and 100% voting interest
                                                                                    in such partnership.

Catalyst Old River Hydroelectric         A Louisiana Limited    Vidalia, LA         Lessee of a 192 megawatt hydroelectric facility
  Limited Partnership                    Partnership                                in Concordia Parish, Louisiana.

Catalyst Construction Corporation        Delaware               --                  Inactive, owned 100% by CVAC
  of Connecticut

Catalyst Energy Construction             Delaware               --                  Inactive, owned 100% by CVAC
  Corporation

Catalyst Waste-to-Energy Corporation     Delaware               --                  Inactive, owned 100% by CVAC

Obermeyer Hydraulic Turbines             Connecticut            --                  Inactive, owned 100% by CVAC

Catalyst Energy Systems Corporation      Delaware               --                  Inactive, owned 100% by CVAC